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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 21, 2005

                              PARK CITY GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its chapter)

          NEVADA                         0003718                 37-1454128
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                  File Number)         Identification No.)

                 333 Main Street #300
                 Park City, UT 84060                   84060
            -----------------------------            ----------
            (Principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code (435) 649-2221

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 7.01. Regulation FD Disclosure.

         We are pleased to announce that Aaron Prevo has joined PCG as VP of Professional Services effective April 11, 2005. Mr. Prevo has a wide variety of experience. He was most recently with Bearing Point where he was a member of the Retail Consulting Group serving many of Bearing Points major clients. Prior to that, Mr. Prevo was with Prevo's Family Markets in Michigan where he held a variety of positions. He was CFO, Senior Director Finance and Marketing, and Director of Category Management. He began his career as a Financial Analyst with Comerica Bank in Ann Arbor Michigan.

         Aaron received his Bachelor of Business from Western Michigan University in Kalamazoo where he graduated Cum Laude.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. PARK CITY GROUP, INC. (Registrant)


Date:  April 21, 2005                                  /s/ Randall K. Fields
                                                      -------------------------
                                                      Randall K. Fields, CEO

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